UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 26, 2021, the Board of Directors of Adaptive Biotechnologies Corporation (the “Company”) appointed Mark Adams as Chief Operating Officer of the Company, effective January 25, 2021.  Dr. Adams, 53, joined the Company in April 2020 as Chief Technical Officer.  Additional biographical information regarding Dr. Adams is set forth in the Company’s definitive proxy statement filed on April 24, 2020, which is incorporated by reference herein.

Dr. Adams’ annual salary will be increased to $430,000, and his fiscal year annual incentive opportunity will be equal to 50% of his base salary.  As Chief Operating Officer, Dr. Adams is entitled to the severance benefits of an Executive Vice President under the Company’s form of Executive Severance Agreement, and he may also participate in other standard Company benefit programs.

Departure of Executive Vice President, Operations and Program Management

On January 21, 2021, the Company and Nancy Hill agreed that her tenure as Company’s Executive Vice President, Operations and Program Management will be terminated, effective March 2, 2021.  Ms. Hill’s termination is not the result of any material disagreement with the Company regarding its operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: January 27, 2021	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer